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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 7, 2004


                            NorthWestern Corporation
             (Exact name of registrant as specified in its charter)


            Delaware                        0-692               46-0172280
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

            125 South Dakota Avenue                            57104
           Sioux Falls, South Dakota                         (Zip Code)
    (Address of principal executive offices)

                                 (605) 978-2908
              (Registrant's telephone number, including area code)


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Item 8.01         Other Events

On October 7, 2004, the Company issued a press release announcing that the U.S. Bankruptcy Court for the District of Delaware had approved an agreement that settles and dismisses all claims associated with consolidated securities class action lawsuits and derivative cases. Under the terms of the settlement, all claims against the Company, its subsidiaries and other parties will be dismissed without admission of liability or wrongdoing. The agreement establishes a settlement fund for class members in the amount of $41 million of which approximately $37 million will be contributed by the Company's insurance carriers and $4 million would be contributed from other persons or parties. The settlement is subject to approval by the U.S. District Court for the District of South Dakota, where the consolidated class action lawsuits and derivative cases are pending. The press release is attached hereto as Exhibit 99.1.


Item 9.01         Financial Statements and Exhibits

EXHIBIT NO.     DESCRIPTION OF DOCUMENT
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99.1*           Press Release of NorthWestern Corporation dated October 7, 2004
* filed herewith


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NorthWestern Corporation


                                      By: /s/ Roger Schrum
                                          --------------------------
                                          Roger Schrum
                                          Vice President - Human Resources and
                                          Communications


Date:  October 11, 2004


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                               Index to Exhibits
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EXHIBIT NO.     DESCRIPTION OF DOCUMENT
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99.1*           Press Release of NorthWestern Corporation dated October 7, 2004
* filed herewith